Exhibit 3.264

Business ID: 938594 Date Filed: 09/23/2008 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0100
OFFICE OF THE SECRETARY OF STATE
P O BOX 136, JACKSON, MS 39205-0136
(601)359-1633
Mississippi LLC Certificate of Formation
The undersigned hereby executes the following document and sets forth:
(fields marked with an asterisks are required)
1. Name of the Limited Liability Company: (The name must include the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
* Madison HMA, LLC
2. The future effective date is
(Complete if Applicable)
3. Federal Tax ID if available (Do not put Social Security Number in the box)
03-0400182
4. Name and Street Address of the Registered Agent and Registered Office is (must be in Mississippi)
C T Corporation System
645 Lakeland East Drive, Suite 101
Name
Physical
Address
P.O. Box
* City
Flowood
MS
39232
* State
* Zip4 - Zip 5
5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve is
6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark Appropriate box)
Yes No
7. Other matters the managers or members elect to include: (Attach additional pages if necessary)
Rev. 02/08
1 of 2
MS035 - 02/12/2008 C T System Online
864418 SEP 23 08

F0100
OFFICE OF THE SECRETARY OF STATE
P O BOX 136, JACKSON, MS 39205-0136
(601)359-1633
Certificate of Formation
8. Signatures: This certificate must be signed by at least one member, manager, or organizer. (If signed by “manager” box 6 on page one 1 should be marked “yes”.) The name, title, and address of each signer should be included in the spaces indicated. This page may be duplicated for additional signatures.
* Printed Name Timothy R. Parry * Title Sr. Vice President
* By: Signature (please keep writing within blocks)
Street and
Mailing Address
* Physical Address 5811 Pelican Bay Blvd., Suite 500
* P. O. Box
Naples FL 34108
* City State Zip4 - Zip5
Printed Name Title
By: Signature (please keep writing within blocks)
Street and Mailing Address
Physical Address
P. O. Box
City
State Zip4 - Zip 5
Rev. 02/08
2 of 2
MS035 - 02/12/2008 C T System Online
864418 SEP 23 08

Business ID: 938594 Date Filed: 10/02/2008 05:00 AM C. Delbert Hosemann, Jr. Secretary of State

F0102 - Page 1 of 2
OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Merger
The undersigned Limited Liability Companies, pursuant to Senate Bill 2395, Chapter 402, Laws of 1994, hereby execute the following Certificate of Merger and set forth:
1. The names and jurisdiction of formation or organization of the Limited Liability Companies
Madison HMA, LLC, a Delaware limited liability company (Non-Survivor) Madison HMA, LLC, a Mississippi limited liability company (Survivor)
2. The plan or agreement of merger has been approved and executed by each party to the merger
3. The name of the surviving Limited Liability Company
Madison HMA, LLC
4. The future effective date is (Complete if applicable)
5. The plan or agreement of merger. XXXXXXXXXXXXXXXXXXXX is attached.
6. The Secretary of State of Mississippi is appointed the registered agent of this Limited Liability Company for service process in a proceeding to enforce any obligation of each domestic Limited Liability Company party to the merger. (Applicable only if the surviving organization is a Foreign Limited Liability Company.)
Name of Limited Liability Company Madison HMA, LLC (DE LLC)
By: Signature By: Hospital Management (Please keep writing within blocks)
Associates Inc. - Manager
Printed Name Timothy R. Parry Title Sr. Vice President
Rev. 01/96
MS045 - 02/09/01 CT System Online
864961 OCT-2 08

F0102 - Page 2 of 2
OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Merger
Street and Mailing Address
Physical
Address
5811 Pelican Bay Blvd., Suite 500
P.O. Box
City, State, ZIP5, ZIP4
Naples
FL
34108 - 2710
Name of Limited Liability Company
Madison HMA, LLC (MS LLC)
By:
Signature
By:
Hospital Management
Associates Inc. - Manager
(Please keep writing within blocks)
Printed Name
Timothy R. Parry
Title
Sr. Vice President
Street and Mailing Address
Physical
Address
5811 Pelican Bay Blvd., Suite 500
P.O. Box
City, State, ZIP5, ZIP4
Naples
FL
34108 - 2710
864961 OCT-2 08
Rev. 01/96
[ILLEGIBLE] - 02/09/01 C T System Online

PLAN OF MERGER

BETWEEN

MADISON HMA, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

AND

MADISON HMA, LLC

(A MISSISSIPPI LIMITED LIABILITY COMPANY)

This Plan and Agreement of Merger, dated this 26th day of September, 2008, is made pursuant to Section 79-29-209 of the Mississippi Limited Liability Company Act, between Madison HMA, LLC, a Delaware limited liability company and Madison HMA, LLC, a Mississippi limited liability company.

WITNESSETH that:

WHEREAS, Madison HMA, LLC is a limited liability company organized and existing under the laws of the State of Delaware, its Certificate of Formation having been filed in the Office of the Delaware Secretary of State on September 25, 2008 (together with a Certificate of Conversion of Madison HMA, Inc., converting such corporation to a limited liability company, Madison HMA, LLC); and

WHEREAS, Madison HMA, LLC is a Limited liability company organized and existing under the laws of the State of Mississippi, its Certificate of Formation having been filed in the Office of the Mississippi Secretary of State on September 23, 2008; and

WHEREAS, the Sole Member of each constituent limited liability company deems it advisable that Madison HMA, LLC, a Delaware limited liability company, be merged into Madison HMA, LLC, a Mississippi limited liability company, on the terms and conditions hereinafter set forth, in accordance with the applicable statutes of Delaware and Mississippi;

NOW, THEREFORE, the limited liability companies, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE ONE

Pursuant to the provisions of the laws of the states of Delaware and Mississippi, Madison HMA, LLC, a Delaware limited liability company, hereby merges into Madison HMA, LLC, a Mississippi limited liability company, which shall be the surviving limited liability company.

ARTICLE TWO

The Certificate of Formation of Madison HMA, LLC, a Mississippi limited liability company, as heretofore amended, is in effect on the date of the merger provided for in this Agreement and shall continue in full force and effect as the Certificate of Formation of the limited liability company surviving this merger.

ARTICLE THREE

The authorized ownership of each limited liability company which is a party to the merger is as follows:

(a) Health Management Associates, Inc., a Delaware corporation, is the Sole Member of Madison HMA, LLC, a Delaware limited liability company, and owns one thousand (1,000) ownership units representing a 100% ownership interest in Madison HMA, LLC, a Delaware limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

(b) Health Management Associates, Inc., a Delaware corporation, is the Sole Member of Madison HMA, LLC, a Mississippi limited liability company, and owns one hundred (100) ownership units representing a 100% ownership interest in Madison HMA, LLC, a Mississippi limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

ARTICLE FOUR

The manner of converting the ownership units of each constituent limited liability company into units or other securities of the surviving limited liability company shall be as follows:

(a) The one hundred (100) ownership units of Madison HMA, LLC, a Mississippi limited liability company, which shall he issued and outstanding immediately prior to the effective date of this Agreement, shall remain issued and outstanding.

(b) The one thousand (1,000) ownership units of Madison HMA, LLC, a Delaware limited liability company, outstanding immediately prior to the effective date of the merger shall be automatically cancelled and extinguished and converted into and become the right to receive one hundred (100) ownership units of Madison HMA, LLC, a Mississippi limited liability company.

ARTICLE FIVE

The terms and conditions of the merger are as follows:

(a) The limited liability company agreement of Madison HMA, LLC, a Mississippi limited liability company, as it shall exist on the effective date of this Agreement shall be and remain the limited liability company agreement of the surviving limited liability company until the same shall be altered, amended and repealed as therein provided.

(b) The officers of Madison HMA, LLC, a Mississippi limited liability company, shall continue in office until the Manager of Madison HMA, LLC, a Mississippi limited liability company, shall elect new officers.

(c) This merger shall become effective upon filing with the Secretary of State of Mississippi.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the

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merged limited liability company shall be transferred to, vested in and devolve upon the surviving limited liability company without further act or deed and all property, rights, and every other interest of the surviving limited liability company and the merged limited liability company shall be as effectively the property of the surviving limited liability company as they were of the surviving limited liability company and the merged limited liability company respectively. The merged limited liability company hereby agrees from time to time, as and when requested by the surviving limited liability company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving limited liability company may deem to be necessary or desirable in order to vest in and confirm to the surviving limited liability company title to and possession of any property of the merged limited liability company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers of the merged limited liability company and the proper officers of the surviving limited liability company are fully authorized in the name of the merged limited liability company or otherwise to take any and all such action.

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IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their Sole Member have caused these presents to be executed by the Senior Vice President of each party hereto as the respective act, deed and agreement of said limited liability company on this 26th day of September, 2008.

MADISON HMA, LLC
(a Delaware limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

MADISON HMA, LLC
(a Mississippi limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

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